[Letterhead of Gray, Plant, Mooty, Mooty & Bennett, P.A.]

                                                                     EXHIBIT 5.1


                                                               JOSEPH T. KINNING
                                                                    612 343-2896

                               September 17, 1998

The Barbers, Hairstyling for Men & Women, Inc.
300 Industrial Boulevard N.E.
Minneapolis, MN 55413

         RE:      FORM S-3 REGISTRATION STATEMENT

Ladies/Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended, of (i) 1,000,000 issued and outstanding shares of common stock, $.10 par value (the "Shares"), of The Barbers, Hairstyling for Men & Women, Inc. (the "Company") to be sold by Florence F. Francis and Frederick A. Huggins, Jr. and (ii) 150,000 issued and outstanding shares of common stock, $.10 par value, of the Company to be sold by Florence F. Francis and Frederick A. Huggins, Jr. upon exercise of the underwriter's overallotment option (collectively, the "Shares").

         We have acted as counsel to the Company in connection with the preparation of the Form S-3 Registration Statement (the "Registration Statement"). We have examined the Articles of Incorporation, as amended, the Bylaws of the Company, such records of proceedings of the Company as we deemed material and such other certificates, records and documents as we considered necessary for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that the Shares are legally issued, fully paid and non-assessable securities of the Company. We understand that this opinion is to be issued in connection with the Registration Statement. We consent to a filing of a copy of this opinion with the Registration Statement.

                                          Very truly yours,

                                          GRAY, PLANT, MOOTY,
                                            MOOTY & BENNETT, P.A.



                                          By  /s/ Joseph T. Kinning
                                              Joseph T. Kinning